AMENDMENT NO. 2 TO THE ASSET PURCHASE AGREEMENT
This AMENDMENT NO. 2 TO THE ASSET PURCHASE AGREEMENT dated as of October 17, 2019 (this “Amendment”) is by and between CELGENE CORPORATION, a Delaware corporation (“Seller”), and AMGEN INC., a Delaware corporation (“Purchaser”) (each of Seller and Purchaser, a “Party”, and collectively, the “Parties”).
RECITALS
WHEREAS, Seller and Purchaser are each a party to that certain Asset Purchase Agreement dated as of August 25, 2019, as amended by that certain Amendment No. 1 to the Asset Purchase Agreement, dated as of October 17, 2019, by and between Seller and Purchaser (as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Asset Purchase Agreement” or “APA”); and
WHEREAS, Seller and Purchaser desire to amend the APA as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
1.Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the APA.
2.    Form of Supply Agreement Amendment.
(a)    The Parties hereby agree that Section 1(a) (Definitions) of the Supply Agreement shall include the “Supply Failure” definition set forth below:
“Supply Failure” has the meaning set forth in Section 14(a)(iii).
(b)    The Parties hereby agree that Section 14(a) (Indemnification) of the Supply Agreement shall read in its entirety as set forth on Annex A attached to this Amendment.
(c)    The Parties hereby agree that Section 15 (Limitation of Liability) of the Supply Agreement shall read in its entirety as set forth on Annex B attached to this Amendment.
3.    Form of Toll Manufacturing Agreement Amendment.
(a)    The Parties hereby agree that Section 1(a) (Definitions) of the Toll Manufacturing Agreement shall include the “Supply Failure” definition set forth below:
“Supply Failure” has the meaning set forth in Section 14(a)(iii).

(b)    The Parties hereby agree that Section 14(a) (Indemnification) of the Toll Manufacturing Agreement shall read in its entirety as set forth on Annex C attached to this Amendment.
(c)    The Parties hereby agree that Section 15 (Limitation of Liability) of the Toll Manufacturing Agreement shall read in its entirety as set forth on Annex D attached to this Amendment.
4.    Miscellaneous.
(a)    Except as amended, supplemented or otherwise modified hereby, the APA shall continue in full force and effect pursuant to its terms. In the event of any conflict between the provisions of this Amendment, on the one hand, and the provisions of the APA, on the other hand, the provisions of this Amendment shall control. Upon the effectiveness of this Amendment, each reference in the APA to “this Agreement”, “hereof”, “hereunder”, “herein”, or words of like import referring to the APA shall be deemed to refer to the APA, as amended, supplemented or otherwise modified by this Amendment, provided that, for clarity, references in the APA to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to August 25, 2019. Upon the effectiveness of this Amendment, any reference to the APA in the Ancillary Agreements shall be deemed to refer to the APA, as amended, supplemented or otherwise modified by this Amendment. This Amendment is incorporated into and made a part of the APA.
(b)    The execution, delivery and effectiveness of this Amendment shall not constitute a waiver or amendment of any provision of the APA, except as specifically set forth herein. Except as herein expressly amended, all of the terms, conditions and provisions of the APA and any of the documents, schedules or exhibits referred to therein shall remain in full force and effect.
(c)    The provisions set forth in Section 11.1 (Interpretation; Absence of Presumption), Section 11.2 (Headings; Definitions), Section 11.3 (Governing Law; Jurisdiction and Forum; Waiver of Jury Trial), Section 11.5 (No Third-Party Beneficiaries), Section 11.8 (Binding Effect; Successors and Assigns), Section 11.9 (Amendments and Waivers), Section 11.10 (Severability) and Section 11.15 (Counterparts; Effectiveness) of the APA are hereby incorporated into, and shall apply to, this Amendment, mutatis mutandis.
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IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties as of the day first above written.
CELGENE CORPORATION

By:	/s/ Mark J. Alles
Name: Mark J. Alles Title: Chairman and Chief Executive Officer

AMGEN INC.

By:	/s/ Jonathan Graham
Name: Jonathan Graham Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 2 to the Asset Purchase Agreement]

Annexes Omitted from Amendment No. 2 to the Asset Purchase Agreement

Pursuant to Regulation S-K, Item 601(b)(2), the annexes to Amendment No. 2 to the Asset Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted annexes to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Annexes
Annex A        Section 14(a) of the Supply Agreement
Annex B        Section 15 of the Supply Agreement
Annex C        Section 14(a) of the Toll Manufacturing Agreement
Annex D    Section 15 of the Toll Manufacturing Agreement

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